EXHIBIT 99.1

FIRST EVANSTON BANCORP, INC.

Evanston, Illinois

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

FIRST EVANSTON BANCORP, INC.

Evanston, Illinois

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

Crowe LLP Independent Member Crowe Global

INDEPENDENT AUDITOR’S REPORT

Board of Directors

First Evanston Bancorp, Inc.

Evanston, Illinois

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of First Evanston Bancorp, Inc., which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Evanston Bancorp, Inc. as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Crowe LLP

Crowe LLP

Oak Brook, Illinois

March 23, 2018

1.

FIRST EVANSTON BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2017 and 2016

(Dollars in thousands)

	2017	2016
ASSETS
Cash and due from banks	$80,113	$83,863
Securities available for sale	139,426	140,813
Other investments	3,345	3,304
Loans, net of allowance for loan losses	903,369	820,135
Premises and equipment, net	10,277	9,724
Accrued interest and other assets	10,846	9,415
	$1,147,376	$1,067,254

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Demand non-interest bearing	$386,989	$373,059
Demand-interest bearing	22,173	27,105
NOW and money market accounts	313,834	313,029
Savings	52,608	54,034
Time deposits	262,777	196,509
	1,038,381	963,736
Subordinated debentures	10,000	10,000
Accrued interest and other liabilities	2,955	3,192
	1,051,336	976,928
Stockholders’ equity
Common stock - no par value: 2,000,000 shares authorized; 1,868,825 and 1,758,845 shares issued in 2017 and 2016	417	421
Paid-in surplus	45,650	35,121
Retained earnings	67,249	59,394
Treasury stock, at cost – 199,017 shares in 2017 and 74,521 shares in 2016	(16,277)	(4,088)
Accumulated other comprehensive income (loss)	(999)	(522)
	96,040	90,326
	$1,147,376	$1,067,254

See accompanying notes to consolidated financial statements.

2.

FIRST EVANSTON BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2017 and 2016

(Dollars in thousands, except per share data)

	2017	2016
Interest income
Loans, including fees	$37,665	$31,588
Taxable securities	1,627	1,378
Tax-exempt securities	470	477
Interest bearing deposits	876	634
	40,638	34,077
Interest expense
Deposits	3,865	2,803
Subordinated debentures	301	250
FHLB advances and other	98	5
	4,264	3,058

Net interest income	36,374	31,019

Provision for loan losses	900	900

Net interest income after provision for loan losses	35,474	30,119

Other income
Deposit service charges and fees	1,917	1,922
Loan brokerage and other fees	189	194
Trust department income	2,408	2,104
Rental income	162	152
Other income	905	870
	5,581	5,242
Other expense
Salaries and benefits	20,739	16,624
Occupancy expense	1,829	1,629
Furniture and equipment expense	698	717
Marketing expense	990	951
Data processing	2,374	2,199
FDIC insurance expense	725	600
Legal and professional fees	770	425
Other expenses	2,631	2,152
	30,756	25,297

Income before income taxes	10,299	10,064

Provision for income taxes	2,444	3,787

Net income	$7,855	$6,277

Basic income per share	$4.69	$3.81

Diluted income per share	$4.59	$3.75

See accompanying notes to consolidated financial statements.

3.

FIRST EVANSTON BANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years ended December 31, 2017 and 2016

(Dollar amounts in thousands)

	2017	2016
Net income	$7,855	$6,277

Other comprehensive income (loss):
Unrealized gains/losses on securities:
Unrealized holding gain/(loss) arising during the period	(546)	(563)
Reclassification adjustment for (gains) losses included in net income	-	(29)
Tax effect	69	247
Total other comprehensive income (loss)	(477)	(345)

Comprehensive income	$7,378	$5,932

See accompanying notes to consolidated financial statements.

4.

FIRST EVANSTON BANCORP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years ended December 31, 2017 and 2016

(Dollars in thousands)

						Accumulated	Total
	Common					Other	Stock-
	Shares	Common	Paid-In	Retained	Treasury	Comprehensive	holders’
	Outstanding	Stock	Surplus	Earnings	Stock	Income (loss)	Equity
Balance at January 1, 2016	1,656,665	$414	$31,625	$53,117	$(2,176)	$(177)	$82,803

Net income	-	-	-	6,277	-	-	6,277
Total other comprehensive loss	-	-	-	-	-	(345)	(345)
Stock option expense	-	-	403	-	-	-	403
Exercise of stock options	20,990	5	941	-	-	-	946
Issuance of restricted performance shares (net of forfeitures)	40,250	10	(10)	-	-	-	-
Expense from earned restricted performance shares	-	-	2,062	-	-	-	2,062
Tax benefit related to stock options and restricted performance shares	-	-	100	-	-	-	100
Purchase of treasury stock	(33,581)	(8)	-	-	(1,912)	-	(1,920)

Balance at December 31, 2016	1,684,324	421	35,121	59,394	(4,088)	(522)	90,326

Net income	-	-	-	7,855	-	-	7,855
Total other comprehensive loss	-	-	-	-	-	(477)	(477)
Stock option expense	-	-	799	-	-	-	799
Exercise of stock options	109,980	27	5,727	-	-	-	5,754
Expense from earned restricted performance shares	-	-	4,003	-	-	-	4,003
Purchase of treasury stock	(124,496)	(31)	-	-	(12,189)	-	(12,220)

Balance at December 31, 2017	1,669,808	$417	$45,650	$67,249	$(16,277)	$(999)	$96,040

See accompanying notes to consolidated financial statements.

5.

FIRST EVANSTON BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2017 and 2016

(Dollars in thousands)

	2017	2016
Cash flows from operating activities
Net income	$7,855	$6,277
Adjustments to reconcile net income to net cash from operating activities
Depreciation	589	760
Net securities and other amortization	420	551
Gain on sale of securities available for sale	-	(29)
Provision for loan losses	900	900
Stock compensation expense	4,802	2,465
Change in accrued interest and other assets	(1,363)	(1,009)
Change in accrued interest and other liabilities	(237)	1,735
Net cash from operating activities	12,966	11,650

Cash flows from investing activities
Purchases of securities available for sale	(48,022)	(54,678)
Purchase of other investments	(1,014)	(515)
Redemption of other investments	973	37
Proceeds from calls and maturities of securities available for sale	48,444	70,554
Proceeds from sale of securities available for sale	-	301
Net change in loans	(84,134)	(92,406)
Premises and equipment expenditures	(1,142)	(1,073)
Net cash used in investing activities	(84,895)	(77,780)

Cash flows from financing activities
Net change in deposits	74,645	67,053
Purchase of treasury stock	(12,220)	(1,920)
Proceeds from issuance of common stock from exercise of options, including tax benefit in 2016	5,754	1,046
Net cash from financing activities	68,179	66,179

Net change in cash and cash equivalents	(3,750)	49

Cash and cash equivalents at beginning of year	83,863	83,814

Cash and cash equivalents at end of year	$80,113	$83,863

Supplemental disclosures of cash flow information:
Interest paid	$4,258	$2,770
Taxes paid	3,316	4,200

See accompanying notes to consolidated financial statements.

6.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Nature of Operations:  The consolidated financial statements include the accounts of First Evanston Bancorp, Inc. and its wholly owned subsidiary, First Bank & Trust (“the Bank”) (together referred to as “the Company”). All significant intercompany transactions and balances have been eliminated in consolidation.

The Company provides banking and trust services through its offices in the Chicago suburbs. The Company’s primary source of funding is deposit products including checking, savings, and certificates of deposits. The Company also has funding capacity through the Federal Home Loan Bank, Federal Reserve Bank, and federal funds lines available with other financial institutions. The Company’s primary lending products are commercial business and commercial real estate loans. Substantially all loans are secured by various forms of collateral, including business assets, consumer property, real estate, and other items, although borrower cash flow is the primary source of repayment. The Company’s exposure to credit risk is significantly affected by changes in the economy in the greater Chicago area. While the loan portfolio is substantially commercial based, the Bank is not dependent on any single borrower.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, reported amounts of income and expenses, and disclosures concerning reported amounts of contingent assets and liabilities at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

Cash Flow Reporting:  Cash and cash equivalents are defined as cash on hand, non-interest-bearing amounts due from banks, and federal funds transactions. Net cash flows are reported for customer loan and deposit transactions.

Securities:  Securities are classified as available for sale since management may decide to sell those securities before maturity. Securities available for sale are carried at fair value. Unrealized gains and losses on securities available for sale are included as a separate component of stockholders’ equity, net of income taxes. Premium amortization is deducted from and discount accretion is added to interest income from securities using the interest method. Realized gains and losses on the sale of securities available for sale are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components, other-than-temporary impairment related to credit loss, which must be recognized in the income statement, and other-than-temporary impairment related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

(Continued)

7.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Investments:  The Bank is a member of the Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) systems. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB and FRB stock are restricted securities, carried at cost and are periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income. At year-end 2017 and 2016, the Company had the following balances included in other investments:

	2017	2016
FHLB stock	$575	$1,428
FRB stock	788	774
Other investments accounted for under the equity method	1,982	1,102

Loans:  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Nonaccrual Loans. Generally, commercial and loans secured by real estate are designated as nonaccrual when either principal or interest payments are 90 days or more past due based on contractual terms unless the loan is well secured and in the process of collection. Consumer loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed against income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Future interest income may be recorded on a cash basis after recovery of principal is reasonably assured. Nonaccrual loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Impaired Loans. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all contractual principal and interest due according to the terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or the value of the underlying collateral if collateral dependent. The Company evaluates the collectability of both principal and interest when assessing the need for loss accrual.

Troubled Debt Restructurings. In cases where a borrower experiences financial difficulties and the Company makes certain concessionary modifications to contractual terms, the loan is classified as a troubled debt restructured loan and classified as impaired. Loans restructured at a rate equal to or greater than that of a new loan with comparable risk at the time the contract is modified may be excluded from restructured loans in the calendar years subsequent to the restructuring if they are in compliance with modified terms. Generally, a nonaccrual loan that is a troubled debt restructuring remains on nonaccrual until such time that repayment of the remaining principal and interest is not in doubt, and the borrower has a period of satisfactory repayment performance.

(Continued)

8.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses:  The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes that the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience; the nature and volume of the portfolio; information about specific borrower situations; and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non‑impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent two years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following:  levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; effects of any changes in risk selection, underwriting standards and lending policies; experience and ability of lending management; national and local economic trends and conditions; trends in collateral values and effects of changes in credit concentrations.

The Company considers loan performance and collateral values in assessing risk for each segment in the loan portfolio, as follows:

•

Commercial business loans are dependent on the strength of the industries of the related borrowers and the success of their businesses. Commercial business loans are advanced for equipment purchases or to provide working capital or meet other financing needs of the business. These loans may be secured by accounts receivable, inventory, equipment or other business assets. Financial information is obtained from the borrower to evaluate the debt service coverage and ability to repay the loans.

•

Commercial real estate loans are dependent on the industries tied to these loans as well as the local commercial real estate market, including available commercial real estate inventories, market demand and time to sell. The loans are secured by the real estate, and appraisals are obtained to support the loan amount. An evaluation of the entities cash flows is performed to evaluate the borrower’s ability to repay the loan.

•

Residential real estate and home equity loans are affected by the local residential real estate market, the local economy, and movement in interest rates. The Company evaluates the borrower’s repayment ability through a review of credit reports and debt to income ratios. Appraisals are obtained to support the loan amount.

(Continued)

9.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

•

Installment and other loans are consumer loans dependent on the local economy. Consumer loans are generally secured by consumer assets, but may be unsecured. The Company evaluates the borrower’s repayment ability through a review of credit reports and an evaluation of debt to income ratios.

Premises and Equipment:  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the lease term or the estimated useful lives of the assets.

Other Real Estate Owned:  Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed. At December 31, 2017 and 2016 there was no other real estate owned.

At December 31, 2017 and 2016, the recorded investment of residential mortgage loans secured by residential real estate properties in process of foreclosure totaled $156,000 and $484,000 respectively.

Long-Term Assets:  Premises and equipment and other long-term assets are reviewed for impairment when events indicate that their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments:  Financial instruments include off‑balance-sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Stock-Based Compensation:  Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the fair value of the Company’s common stock at the date of grant is used for restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.

Income Taxes:  Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position will be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company is subject to U.S. federal income tax as well as income tax of the state of Illinois. The Company is no longer subject to examination by taxing authorities for years before 2014. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months. The Company recognizes interest and/or penalties related to income tax matters in income tax expense. No expense has been accrued for year-end 2017 and 2016 for interest and penalties.

Income Per Share:  Basic income per share is net income divided by the weighted average number of common shares outstanding during the year. As more fully discussed in a separate note, unvested restricted shares have nonforfeitable rights to dividends and as such have been included in basic weighted average common shares outstanding. Diluted earnings per share include the dilutive effect of additional potential common shares issuable upon exercise of outstanding stock options.

(Continued)

10.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Dividend Restriction:  Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to stockholders.

Comprehensive Income:  Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

Operating Segments: While the chief operating decision maker monitors the revenue streams of the various products and services, operations are managed and the financial performance is evaluated on a Company-wide basis. Operating segments are aggregated into one as operating results for all segments are similar. Accordingly, all of the financial service operations are considered to be aggregated in one reportable operating segment.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Derivative: The Company has entered into mirror interest rate swap arrangements, whereby separate assets and liabilities are recognized at fair value in the consolidated balance sheet. Initial changes in the fair value of both components of the mirror interest rate swap are recorded in other noninterest income. The Company’s interest rate swaps have not been designated as hedging instruments.

Subsequent Events: The Company has evaluated subsequent events for recognition, measurement, and disclosures through March 23, 2018, which is the date the financial statements were available to be issued.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

Accounting Pronouncement Adopted: In March 2016, the FASB issued an update, ASU No. 2016-09, Stock Compensation: Improvements to Employee Share-Based Payment Accounting. The guidance in this update affects any entity that issues share-based payment awards including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flow. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. Early adoption was permitted. The Company adopted ASU 2016-09 in 2017. During the fourth quarter of 2017, the Company recorded an income tax benefit of $2.53 million as a result of the adoption. This amount would have been recorded in paid-in surplus under previous guidance.

(Continued)

11.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of Recent Accounting Pronouncements: In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The main provisions of the update require the identification of performance obligations within a contract and require the recognition of revenue based on a stand-alone allocation of contract revenue to each performance obligation.  Performance obligations may be satisfied and revenue recognized over a period of time if: 1) the customer simultaneously receives and consumes the benefits provided by the entity’s performance as the entity performs, or 2) the entity’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced, or 3) the entity’s performance does not create an asset with an alternative use to the entity, and the entity has an enforceable right to payment for performance completed to date.  For public entities the amendments of the update are effective for annual reporting periods beginning after December 15, 2017 including interim periods within that reporting period. The Company’s revenue is primarily comprised of net interest income on financial asset and liabilities, which are excluded from the scope of ASU 2014-09. Management has concluded that the adoption of ASU 2014-09 will not have a material impact on the Company’s financial position, results of operations or cash flows. The most significant impact of ASU 2014-09 will be additional disclosures required for non-interest income.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments (Topic 825): Recognition and Measurement of Financial Assets and Liabilities.  The main provisions of the update are to eliminate the available for sale classification of accounting for equity securities and to adjust the fair value disclosures for financial instruments carried at amortized costs such that the disclosed fair values represent an exit price as opposed to an entry price.  The provisions of this update will require that equity securities be carried at fair market value on the balance sheet and any periodic changes in value will be adjustments to the income statement.  A practical expedient is provided for equity securities without a readily determinable fair value, such that these securities can be carried at cost less any impairment.  The provisions of this update become effective for interim and annual periods beginning after December 15, 2017.  Upon the effective date of the update, changes in the value of the Company's common stock investments will be adjustments to the income statement.  Additionally, the disclosure of fair value of the loan portfolio will be presented using an exit price method instead of the current discounted cash flow. Management has concluded that the remaining requirements of this update are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2016, the FASB issued an update (ASU No. 2016-02, Leases) creating FASB Topic 842, Leases. The guidance is intended to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and requiring more disclosures related to leasing transactions. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2018.  Early adoption is permitted.  Management  has concluded that based on the Company’s current operating leases, the adoption of ASU 2016-02 will not have a material impact on the Company’s consolidated financial statements and related disclosures.

(Continued)

12.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), commonly referred to as “CECL.” The provisions of the update eliminate the probable initial recognition threshold under current GAAP which requires reserves to be based on an incurred loss methodology. Under CECL, reserves required for financial assets measured at amortized cost will reflect an organization’s estimate of all expected credit losses over the expected term of the financial asset and thereby require the use of reasonable and supportable forecasts to estimate future credit losses. Because CECL encompasses all financial assets carried at amortized cost, the requirement that reserves be established based on an organization’s reasonable and supportable estimate of expected credit losses extends to held to maturity debt securities. Under the provisions of the update, credit losses recognized on available for sale debt securities will be presented as an allowance as opposed to a write-down. In addition, CECL will modify the accounting for purchased loans, with credit deterioration since origination, so that reserves are established at the date of acquisition for purchased loans. Under current GAAP a purchased loan’s contractual balance is adjusted to fair value through a credit discount and no reserve is recorded on the purchased loan upon acquisition. Since under CECL reserves will be established for purchased loans at the time of acquisition, the accounting for purchased loans is made more comparable to the accounting for originated loans. Finally, increased disclosure requirements under CECL oblige organizations to present the currently required credit quality disclosures disaggregated by the year of origination or vintage. FASB expects that the evaluation of underwriting standards and credit quality trends by financial statement users will be enhanced with the additional vintage disclosures. For public entities, the amendments of the update are effective beginning January 1, 2020. Management has initiated an implementation committee to assist in assessing data and system needs for the new standard. Management anticipates the effect will be an increase to the allowance for loan losses upon adoption.  However, the size of the overall increase is uncertain at this time.

In March 2017, the FASB issued ASU 2017-08, Receivables - Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. The amendments in this Update shorten the amortization period for certain callable debt securities held at a premium. Specifically, the amendments require the premium to be amortized to the earliest call date.  The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. The provisions of this update become effective for interim and annual periods beginning after December 15, 2018. Management has concluded that based on the Company’s current portfolio of investment securities that the adoption of these amendments will result in shorter amortization period for investment security premiums; however, the impact will not be material to interest income on investment securities.

In February 2018, the FASB issued ASU 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law, which among other things reduced the maximum federal corporate tax rate from 35% to 21%. This Update addresses concerns about the guidance in current GAAP that requires deferred tax liabilities and assets to be adjusted for the effect of a change in tax laws or rates with the effect included in income from continuing operations in the reporting period that includes the enactment date. That guidance is applicable even in situations in which the related income tax effects of items in accumulated other comprehensive income were originally recognized in other comprehensive income (rather than in income from continuing operations). As a result of the adjustment of deferred taxes being required to be included in income from continuing operations, the tax effects of items within accumulated other comprehensive income (referred to as stranded tax effects for purposes of this Update) do not reflect the appropriate tax rate. This Update allows for an election to reclass between retained earnings and AOCI the impact of the federal income tax rate change. The amendments in this Update are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption of the amendments of this Update is permitted. The adoption of the standard is not expected to have a material impact to the financial statements.

(Continued)

13.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 2 - SECURITIES AVAILABLE FOR SALE

The fair value of securities available for sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
2017
U.S. Treasury	$26,912	$-	$(112)	$26,800
U.S. government-sponsored entities	85,095	-	(957)	84,138
States and political subdivisions	28,817	2	(331)	28,488

	$140,824	$2	$(1,400)	$139,426
2016
U.S. Treasury	$31,841	$109	$(30)	$31,920
U.S. government-sponsored entities	75,188	3	(580)	74,611
States and political subdivisions	34,636	11	(365)	34,282

	$141,665	$123	$(975)	$140,813

The fair value of securities available for sale at year-end 2017 by contractual maturity was as follows:

	Amortized
	Cost	Fair Value
Due in one year or less	$26,854	$26,800
Due from one to five years	113,346	112,018
Due from five years through ten years	624	608
Due more than ten years	-	-

	$140,824	$139,426

Securities with a carrying value of $103,157,000 and $111,718,000 at year-end 2017 and 2016 were pledged to secure public deposits and for other purposes.

At year-end 2017 and 2016, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity.

(Continued)

14.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 2 - SECURITIES AVAILABLE FOR SALE (Continued)

Securities with unrealized losses at year-end 2017 and 2016 aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows:

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
2017
U.S. Treasury	$20,834	$(72)	$4,967	$(40)	$25,801	$(112)
U.S. government-sponsored entities	31,672	(334)	52,466	(623)	84,138	(957)
State and political subdivisions	19,805	(217)	4,394	(114)	24,199	(331)

Total temporarily impaired	$72,311	$(623)	$61,827	$(777)	$134,138	$(1,400)

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
2016
U.S. Treasury	$5,987	$(30)	$-	$-	$5,987	$(30)
U.S. government-sponsored entities	62,619	(574)	1,994	(6)	64,613	(580)
State and political subdivisions	23,947	(361)	908	(4)	24,855	(365)

Total temporarily impaired	$92,553	$(965)	$2,902	$(10)	$95,455	$(975)

The unrealized losses at year-end 2017 and 2016 have not been recognized into income because the issuers’ bonds are of high credit quality, management does not intend to sell and it is not more likely than not that management would be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to the current and projected rate environment and lower market liquidity.

U.S. government-sponsored entities primarily include bonds issued by the Federal Farm Credit Bank, Federal Home Loan Bank, Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. State and political subdivisions include taxable and tax-exempt bonds issued by various municipalities.

(Continued)

15.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS

Year-end loans were as follows:

	2017	2016
Commercial business	$373,503	$329,180
Commercial real estate	388,817	348,102
Residential real estate	68,341	72,687
Home equity - first liens	46,878	44,967
Home equity - second liens	27,741	26,040
Installment and other	9,605	10,395
Total gross loans	$914,885	$831,371
Deferred loan fees	(772)	(565)
Allowance for loan losses	(10,744)	(10,671)

	$903,369	$820,135

The Company has sold portions of certain loans to other unrelated entities; however, the sales do not qualify for sale accounting treatment. Therefore, the Company has recorded the entire loan balance on the consolidated balance sheet and has recorded the sold portion as borrowings included in other liabilities on the consolidated balance sheet in a total amount of $1,270,000 and $1,482,000 at December 31, 2017 and 2016.

Loans to related parties including commitments were $6,186,000 and $3,927,000 at year-end 2017 and 2016.

(Continued)

16.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

Activity in the allowance for loan losses by portfolio segment was as follows for the years ended 2017 and 2016:

	2017
				Home Equity	Home Equity
	Commercial	Commercial	Residential	- First	- Second	Installment
	Business	Real Estate	Real Estate	Liens	Liens	and Other	Total

Allowance for loan losses:
Beginning balance	$5,251	$4,641	$247	$238	$159	$135	$10,671
Provision for loan losses	14	421	(57)	135	228	159	900
Loans charged-off	(429)	(158)	(4)	(78)	(165)	(167)	(1,001)
Recoveries	62	-	-	-	1	111	174

Total ending allowance balance	$4,898	$4,904	$186	$295	$223	$238	$10,744

	2016
				Home Equity	Home Equity
	Commercial	Commercial	Residential	- First	- Second	Installment
	Business	Real Estate	Real Estate	Liens	Liens	and Other	Total

Allowance for loan losses:
Beginning balance	$5,035	$4,230	$430	$337	$392	$167	$10,591
Provision for loan losses	797	532	(183)	(88)	(289)	131	900
Loans charged-off	(625)	(129)	-	(13)	(17)	(205)	(989)
Recoveries	44	8	-	2	73	42	169

Total ending allowance balance	$5,251	$4,641	$247	$238	$159	$135	$10,671

(Continued)

17.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

The balance in the allowance for loan losses and the recorded investment in loans based on impairment method were as follows as of year-end 2017 and 2016:

	Loan Balances			Allowance for Loan Losses

	Individually	Collectively	Total	Individually	Collectively
	Evaluated for	Evaluated for	Recorded	Evaluated for	Evaluated for
	Impairment	Impairment	Investment	Impairment	Impairment	Total
2017
Commercial business	$649	$372,854	$373,503	$148	$4,750	$4,898
Commercial real estate	400	388,417	388,817	28	4,876	4,904
Residential real estate	129	68,212	68,341	-	186	186
Home equity - first liens	-	46,878	46,878	-	295	295
Home equity - second liens	90	27,651	27,741	-	223	223
Installment and other	136	9,469	9,605	123	115	238

Total	$1,404	$913,481	$914,885	$299	$10,445	$10,744

2016
Commercial business	$3,099	$326,081	$329,180	$972	$4,279	$5,251
Commercial real estate	1,647	346,455	348,102	57	4,584	4,641
Residential real estate	66	72,621	72,687	-	247	247
Home equity - first liens	194	44,773	44,967	42	196	238
Home equity - second liens	290	25,750	26,040	3	156	159
Installment and other	156	10,239	10,395	56	79	135

Total	$5,452	$825,919	$831,371	$1,130	$9,541	$10,671

The loan balances above do not include accrued interest receivable or deferred loan fees.

(Continued)

18.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

Troubled Debt Restructurings:

As of December 31, 2017, the Company has a recorded investment in troubled debt restructurings of $570,000. The Company has allocated $100,000 of specific reserves for those loans at year-end 2017, and has committed to lend no additional amounts.

As of December 31, 2016, the Company has a recorded investment in troubled debt restructurings of $3,876,000. The Company has allocated $905,000 of specific reserves for those loans at year-end 2016, and has committed to lend no additional amounts

During 2017, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of 1 loan included one or a combination of the following: a reduction of the stated interest rate of the loan; or an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk.

Loans modified as troubled debt restructurings, by class of loan, occurring during 2017 were as follows:

		Pre-Modification	Post-Modification
		Outstanding Recorded	Outstanding Recorded
	Number of Loans	Investment	Investment
Troubled Debt Restructuring:
Commercial business	1	$35	$35

The troubled debt restructuring described above did not increase the allowance for loan losses during 2017 and resulted in no charge-offs during 2017.

During 2016, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of 3 loans included one or a combination of the following: a reduction of the stated interest rate of the loan; or an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk.

Loans modified as troubled debt restructurings, by class of loan, occurring during 2016 were as follows:

		Pre-Modification	Post-Modification
		Outstanding Recorded	Outstanding Recorded
	Number of Loans	Investment	Investment
Troubled Debt Restructuring:
Commercial business	3	$808	$593

The troubled debt restructurings described above increased the allowance for loan losses by $80,000 during 2016 and resulted in charge-offs of $215,000 during 2016.

No loans modified as troubled debt restructurings experienced payment default during 2017 or 2016 within 12 months of the modification.

(Continued)

19.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

Loans individually evaluated for impairment were as follows as of year-end 2017 and 2016:

	Unpaid		Allowance for	Average	Interest	Cash Basis
	Principal	Recorded	Loan Losses	Recorded	Income	Interest
	Balance	Investment	Allocated	Investment	Recognized	Recognized
2017
With no related allowance recorded:
Commercial business	$261	$230	$-	$418	$-	$-
Commercial real estate	213	213	-	390	5	-
Residential real estate	134	129	-	72	4	-
Home equity - first liens	-	-	-	-	-	-
Home equity - second liens	130	90	-	246	-	-
Installment and other	-	-	-	-	-	-
With an allowance recorded:
Commercial business	723	419	148	1,434	-	-
Commercial real estate	205	187	28	194	-	-
Residential real estate	-	-	-	-	-	-
Home equity - first liens	-	-	-	-	-	-
Home equity - second liens	-	-	-	-	-	-
Installment and other	185	136	123	119	1	-
Total	$1,851	$1,404	$299	$2,873	$10	$-

2016
With no related allowance recorded:
Commercial business	$277	$259	$-	$442	$-	$-
Commercial real estate	1,844	1,249	-	1,375	9	-
Residential real estate	76	66	-	54	1	-
Home equity - first liens	-	-	-	-	-	-
Home equity - second liens	-	-	-	64	-	-
Installment and other	-	-	-	-	-	-
With an allowance recorded:
Commercial business	4,449	2,840	972	3,307	3	-
Commercial real estate	516	398	57	316	4	-
Residential real estate	-	-	-	-	-	-
Home equity - first liens	205	194	42	246	-	-
Home equity - second liens	295	290	3	152	10	-
Installment and other	265	156	56	174	3	-
Total	$7,927	$5,452	$1,130	$6,130	$30	$-

(Continued)

20.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

The aging of the recorded investment in past due loans as of year-end 2017 and 2016 were as follows:

			Greater Than
	30 – 59	60 – 89	90 Days Past
	Days	Days	Due Still		Loans Not
	Past Due	Past Due	On Accrual	Nonaccrual	Past Due	Total
2017
Commercial business	$-	$-	$-	$649	$372,854	$373,503
Commercial real estate	-	-	-	400	388,417	388,817
Residential real estate	47	-	-	129	68,165	68,341
Home equity – first liens	-	280	-	-	46,598	46,878
Home equity – second liens	-	-	-	90	27,651	27,741
Installment and other	154	39	-	136	9,276	9,605

Total	$201	$319	$-	$1,404	$912,961	$914,885

2016
Commercial business	$2	$-	$-	$3,099	$326,079	$329,180
Commercial real estate	-	-	-	1,647	346,455	348,102
Residential real estate	-	125	-	66	72,496	72,687
Home equity – first liens	145	-	-	194	44,628	44,967
Home equity – second liens	230	167	-	290	25,353	26,040
Installment and other	167	40	1	156	10,031	10,395

Total	$544	$332	$1	$5,452	$825,042	$831,371

(Continued)

21.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

Credit Quality Indicators:

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as:  current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis includes non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed generally on a monthly basis but no less than quarterly. The risk category of homogeneous loans is evaluated when a loan becomes delinquent.

Special Mention. Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

(Continued)

22.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 3 - LOANS (Continued)

Loans not meeting the criteria above that are analyzed individually as part of the above-described process are considered to be pass rated loans. As of year-end 2017 and 2016, and based on the most recent analysis performed, the risk category of loans is as follows:

		Special
	Pass	Mention	Substandard	Doubtful	Total
2017
Commercial business	$358,123	$14,800	$240	$340	$373,503
Commercial real estate	370,499	10,804	7,514	-	388,817
Residential real estate	68,028	62	251	-	68,341
Home equity - first liens	46,703	175	-	-	46,878
Home equity - second liens	27,480	261	-	-	27,741
Installment and other	9,470	-	126	9	9,605

Total	$880,303	$26,102	$8,131	$349	$914,885

2016
Commercial business	$318,367	$7,225	$885	$2,703	$329,180
Commercial real estate	340,455	6,000	734	913	348,102
Residential real estate	72,093	200	394	-	72,687
Home equity - first liens	44,773	-	-	194	44,967
Home equity - second liens	25,598	275	167	-	26,040
Installment and other	10,238	-	140	17	10,395

Total	$811,524	$13,700	$2,320	$3,827	$831,371

(Continued)

23.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 4 - PREMISES AND EQUIPMENT

Year-end premises and equipment were as follows:

	2017	2016

Land	$3,365	$3,365
Building and improvements	5,412	5,354
Leasehold improvements	6,371	5,591
Furniture and equipment	5,148	5,002
Total cost	20,296	19,312
Accumulated depreciation	(10,019)	(9,588)

	$10,277	$9,724

The Bank’s noncancelable operating leases include the following terms at year-end 2017:

Facility	Term	Next Maturity	Renewal Options
Central Street	5 years	2022	None
Emerson Street	10 years	2018	One 5-year
Skokie	5 years	2022	Two 5-year
Itasca	8 years	2020	Three 5-year
Naperville	5 years	2022	Two 5-year
Main Street & Chicago Ave	10 years	2026	Three 5-year
Libertyville	5 years	2022	Two 5-year

The Skokie lease includes a purchase option after the amended lease term, which runs until July 31, 2022 and after option periods which end July 31, 2022 and July 31, 2027.

Total rent expense for facilities and equipment was $754,000 and $617,000 in 2017 and 2016.

Minimum rental commitments under these leases, excluding remaining renewal periods, are as follows:

2018	$567
2019	584
2020	563
2021	512
2022	351
Thereafter	318
$2,895

At year-end 2017, the Company, as a lessor, had noncancelable operating leases outstanding for portions of the main building which will expire in 2020. Total rental income for leases outstanding was $162,000 and $152,000 in 2017 and 2016. Future minimum rental receipts from these leases are as follows:

2018	$162
2019	165
2020	168
$495

(Continued)

24.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 5 - DEPOSITS

Time deposits that meet or exceed the FDIC insurance limit of $250,000 at year-end 2017 and 2016 were $108,865,000 and $86,562,000.

At year-end 2017, stated maturities of time deposits were as follows:

2018	$164,425
2019	59,433
2020	9,514
2021	24,209
2022	5,196
Thereafter	-
$262,777

Deposits held by the Bank from related parties were $5,066,000 and $6,472,000 at year-end 2017 and 2016.

NOTE 6 - BORROWINGS

In 2017, the Company entered into a $5,000,000 revolving line of credit with another institution. The line of credit has a maturity date of March 28, 2018, and a LIBOR or a prime rate option. If the line of credit is drawn on, the Company may elect to pay interest at a rate of LIBOR plus 2% using LIBOR in effect at date of election, or the variable rate option which is the lender’s prime rate. The line of credit is secured by the Bank’s stock. There was no outstanding balance at year-end 2017. The Company was in compliance with all related loan covenants as of December 31, 2017. A similar line of credit existed in 2016 and had no outstanding balance at December 31, 2016.

The Company has an available line of credit with the Federal Home Loan Bank (FHLB) with no outstanding advances at year-end 2017 and 2016. Based on collateral of $304,570,000 and $289,531,000 which consists of commercial real estate loans, residential real estate loans, home equity loans, and small business loans under a blanket lien agreement, the Company is able to borrow up to a total of $177,566,000 and $186,976,000 at year-end 2017 and 2016. At December 31, 2017, the remaining available FHLB credit after $66,039,000 in letters of credit issued was $111,527,000. The letters of credit are issued for the benefit of commercial and municipal deposit customers.

NOTE 7 - SUBORDINATED DEBENTURES

In 2004, the Company formed First Evanston Bancorp Trust I (“the Trust”). The Trust is a statutory business trust formed under the laws of the state of Delaware and is wholly owned by the Company. In 2004, the Trust issued floating rate capital trust preferred securities with an aggregate liquidation amount of $10,000,000 ($1,000 per capital security) to a third-party investor. The Company then issued fixed-rate junior subordinated debentures aggregating $10,000,000 to the Trust. The junior subordinated debentures are the sole assets of the Trust. The junior subordinated debentures and the preferred securities pay interest and dividends, respectively, on a quarterly basis. The rate was 5.85% fixed for five years then became variable in March 2010 at three-month LIBOR plus 1.78%, which was 3.37% at year-end 2017. The subordinated debentures will mature in 2035, at which time the preferred securities must be redeemed. The subordinated debentures and preferred securities can be redeemed at par contemporaneously, in whole or in part. The Company’s financial statements do not reflect the accounts of the Trust. The Company has the option to defer interest payments on the subordinated debentures from time to time for a period not to exceed five consecutive years.

(Continued)

25.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 7 - SUBORDINATED DEBENTURES (Continued)

The subordinated debentures may be included in Tier I capital (with certain limitations applicable) under current regulatory guidelines and interpretations.

NOTE 8 - 401(k) PLAN

A 401(k) salary reduction plan allows participants to make tax-deferred contributions to the plan within specific ranges, which are matched at two-thirds of the first 6% of an employee’s contribution. The Company made contributions of $357,000 and $332,516 during 2017 and 2016.

NOTE 9 - INCOME TAXES

The provision for income taxes consists of:

	2017	2016
Current	$1,056	$3,681
Deferred	(145)	106
Remeasurement due to Tax Cuts and Jobs Act	1,533	-

	$2,444	$3,787

On December 22, 2017, H.R.1, commonly known as the Tax Cuts and Jobs Act (the “Act”), was signed into law. Among other things, the Act reduces the Company’s corporate federal and tax rate from 35% to 21% effective January 1, 2018. As a result the Company is required to remeasure, through income tax expense, deferred tax assets and liabilities using the enacted rate at which these items are expected to recover or settle. The remeasurement of the Company’s net deferred tax asset resulted in additional income tax expense of approximately $1.5 million.

Year-end net deferred taxes include the following amounts of deferred tax assets and liabilities:

	2017	2016

Deferred tax assets:
Allowance for loan losses	$2,900	$4,232
Non-qualifying stock plans	381	736
Unrealized loss on securities available for sale	398	331
Total deferred tax assets	3,679	5,299

Deferred tax liabilities:
Depreciation	(46)	(139)
FHLB stock dividends	(13)	(123)
Prepaids	(70)	(149)
Other, net	(17)	(35)
Total deferred tax liabilities	(146)	(446)

	3,533	4,853

(Continued)

26.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 9 - INCOME TAXES (Continued)

The table below reconciles the total income tax provision with the amounts computed at the current statutory income tax rate of 34%:

	2017	2016

Tax provision at federal statutory rate	$3,502	$3,422
Increase (decrease) from:
State income tax expense	7	471
Restricted stock awards and options	(2,530)	-
Remeasurement due to Tax Cuts and Jobs Act	1,533	-
Other, net	(68)	(106)

	$2,444	$3,787

No valuation allowance has been recorded on deferred tax assets as management believes it is more likely than not that such assets will be realized.

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation (Topic 718): Improvement to Employee Share-Based Payment Accounting. The new standard contains several amendments that will simplify the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, statutory tax withholding requirements, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The changes in the new standard eliminate the accounting for excess tax benefits from the vesting of awards or the exercise of options to be recognized in additional paid-in capital and tax deficiencies recognized either in the income tax provision or in additional paid-in capital. The Company adopted the ASU in 2017 and as such an income tax benefit of $2.53 million was recognized in income tax expense.

NOTE 10 - STOCK-BASED COMPENSATION

The Company has a stock incentive plan (“the Plan”) that permits the issuance of stock options and restricted performance shares in order to attract and retain talented executives to manage the Company and the Bank. The Plan also provides for option grants to members of the Board of Directors of the Company and the Bank. At year-end 2017, 1,240,000 shares of common stock have been authorized for issuance, of which 104,818 shares remain available for future grant as either stock options or restricted performance shares.

Stock Options:  Options may be granted in the form of incentive stock options, non-qualified stock options, or a combination of both. The exercise price equals the fair value of a share of common stock as determined by the Compensation Committee on the grant date. Option exercise is subject to certain conditions, and options expire no later than ten years after the grant date. The option’s vesting period is determined by the Compensation Committee with each grant and has generally been from six months to five years.

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the following table. Expected volatilities are based on historical volatilities of the Company’s common stock. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

(Continued)

27.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 10 - STOCK-BASED COMPENSATION (Continued)

The fair value of options granted was determined using the following weighted‑average assumptions as of grant date.

	2017	2016
Risk-free interest rate	-	2.57%
Expected term	-	10 years
Expected stock price volatility	-	9.83%
Dividend yield	-	0%

A summary of the activity in the stock option plan for 2017 follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number	Exercise	Contractual	Intrinsic
	of Options	Price	Term (Years)	Value

Outstanding, beginning of year	263,230	$52.73

Granted	-	-
Exercised	(109,980)	52.32
Expired	(200)	50.00

Outstanding, end of year	153,050	$53.02	5.60	$8,401

Vested or expected to vest	106,740	$51.56	4.58	$6,015

Exercisable at end of year	46,310	$56.38	7.96	$2,386

Information related to the stock option plan follows:

	2017	2016
Intrinsic value of options exercised	$5,450	$309
Cash received from options exercised	5,754	946
Tax benefit realized from options exercised	1,338	(15)
Weighted average fair value of options granted	-	15.41

Total compensation cost from stock options that has been charged against income was $799,000 for 2017 and $403,000 for 2016. The total income tax benefit was $317,000 and $158,000 for 2017 and 2016.

As of year-end 2017, there was $649,000 of total unrecognized compensation cost related to nonvested stock options granted under the Plan. The cost is expected to be recognized over a weighted-average period of 2.02 years.

Restricted Performance Shares:  Restricted performance shares carry voting and dividend rights; however, sale of the shares is restricted prior to vesting, which is five years and subject to continued employment. Compensation expense is recognized over the vesting period of the shares based on the market value of the shares at issue date. Compensation expense related to the vesting of restricted performance shares totaled $4,003,000 and $2,062,000 for 2017 and 2016.

(Continued)

28.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 10 - STOCK-BASED COMPENSATION (Continued)

A summary of changes in the Company’s nonvested restricted performance shares for 2017 follows:

		Weighted - Average
		Grant-Date
Nonvested Shares	Shares	Fair Value

Nonvested at beginning of year	128,150	$55.49
Granted	-	-
Vested	(72,570)	54.94
Forfeited	-	-

Nonvested at end of year	55,580	$56.20

As of year-end 2017, there was $3,040,000 of total unrecognized compensation cost related to nonvested shares granted under the Plan. The cost is expected to be recognized over a weighted-average period of 2.07 years. The total fair value of shares vested during 2017 and 2016 was $7,378,000 and $2,317,200. The tax benefit realized from restricted stock performance shares vested during 2017 and 2016 was $1,192,000 and $906,000.

NOTE 11 - COMMITMENTS, CONTINGENT LIABILITIES, AND CONCENTRATIONS OF CREDIT RISK

At year-end 2017 and 2016, reserves of $40,374,000 and $43,792,000 were required as cash on hand or on deposit with the Federal Reserve Bank.

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are those used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk was as follows at year end:

	December 31, 2017		December 31, 2016
	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate
Unused lines of credit	$2,432	340,268	$5,499	328,086
Standby letters of credit	-	20,664	50	22,154

Financial instruments that potentially subject the Company to concentrations of credit risk include non-interest-bearing deposits in and federal funds sold to other financial institutions.

The Company has executed change in control agreements with certain officers of the Company. Upon a change of control as defined in the agreements, the certain officers will be entitled to benefits as specified in the agreements.

(Continued)

29.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 12 - REGULATORY CAPITAL MATTERS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. Under the Basel III rules, the Company must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conservation buffer is being phased in from 0.0% for 2015 to 2.50% by 2019. The capital conservation buffer for 2017 is 1.25% and 0.625% in 2016. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of December 31, 2017, the Company and Bank meet all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2017 and 2016, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

(Continued)

30.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 12 - REGULATORY CAPITAL MATTERS (Continued)

Actual and required capital amounts (in thousands) and ratios are presented below at year-end.

			Minimum Required for		Minimum Required
			Capital Adequacy		To Be Well Capitalized
			Purposes Plus Capital		Under Prompt Corrective
	Actual		Conservation Buffer		Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2017
Total capital to risk-weighted assets
Consolidated	$117,783	11.79%	$92,431	9.250%	N/A	N/A
Bank	108,377	10.92	91,831	9.250	$99,277	10.00%
Tier 1 (Core) capital to risk-weighted assets
Consolidated	107,039	10.71	72,446	7.250	N/A	N/A
Bank	97,633	9.83	71,976	7.250	79,422	8.00
Common Tier 1 (CET1)
Consolidated	97,039	9.71	57,457	5.750	N/A	N/A
Bank	97,633	9.83	57,084	5.750	64,530	6.50
Tier 1 (Core) capital to average assets
Consolidated	107,039	9.37	45,713	4.00	N/A	N/A
Bank	97,633	8.59	45,453	4.00	56,816	5.00
2016
Total capital to risk-weighted assets
Consolidated	$111,519	12.36%	$77,792	8.625%	N/A	N/A
Bank	99,629	11.13	77,220	8.625	$89,531	10.00%
Tier 1 (Core) capital to risk-weighted assets
Consolidated	100,848	11.18	59,753	6.625	N/A	N/A
Bank	88,958	9.94	59,314	6.625	71,624	8.00
Common Tier 1 (CET1)
Consolidated	90,848	10.07	46,224	5.125	N/A	N/A
Bank	88,958	9.94	45,884	5.125	58,195	6.50
Tier 1 (Core) capital to average assets
Consolidated	100,848	8.60	46,931	4.00	N/A	N/A
Bank	88,958	7.63	46,665	4.00	58,331	5.00

The primary source of funds to allow the Company to pay dividends to its stockholders is from dividends received from its bank subsidiary. Under provisions of the Illinois Banking Act, dividends may not be declared by a bank except out of retained net profits. In addition, all dividends paid by the Bank are restricted by the capital adequacy guidelines of the FDIC. The Bank’s retained earnings available for dividends approximated $20,164,000 at year-end 2017.

NOTE 13 - DERIVATIVES

During 2012, 2013 and 2016, the Company, entered into loan and interest rate swap transactions with customers whereby the Company receives interest at a fixed rate and pays interest at a variable rate indexed to LIBOR. Simultaneous with the execution of the swap agreement with its customers the Company entered into an interest rate swap agreement, indexed to LIBOR, with a correspondent bank whereby the

(Continued)

31.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 13 - DERIVATIVES (Continued)

Bank pays interest at a fixed rate and receives interest at a variable rate. The notional amounts of the customer derivative instrument and the offsetting counterparty derivative instrument was $4,230,000 and $7,097,000 at year-end 2017 and 2016, respectively. These derivative contracts do not qualify for hedge accounting. These instruments are interest rate swaps.

At year-end 2017 and 2016, the information pertaining to outstanding interest rate swap agreements whereby the Bank makes payments at a variable rate determined by a specified index (1 month LIBOR) in exchange for receiving payments at a fixed rate is as follows:

	2017	2016

Included in other assets	$18	$20

Included in other liabilities	$18	$20

Included in other income	$-	$-

NOTE 14 - EARNINGS PER SHARE

The following table presents a reconciliation of the components used to compute basic and diluted income per share for the years ended:

	2017	2016
Basic income per share
Basic weighted average common shares outstanding	1,675,204	1,648,609

Net income	$7,855	$6,277
Basic income per share	4.69	3.81

Diluted income per share
Basic weighted average common shares outstanding	1,675,204	1,648,609
Dilutive effect of stock options	35,414	23,851

Diluted weighted average common shares outstanding	1,710,618	1,672,460

Net income	$7,855	$6,277
Diluted income per share	4.59	3.75

There were 20,800 and 110,690 potential common shares that were antidilutive for the years ended 2017 and 2016, respectively.

The Company periodically repurchases its shares as they become available. The Company repurchased 124,496 shares in 2017 and 33,581 shares in 2016 under these repurchase authorizations. During 2017, a total of 113,142 shares of common stock were repurchased related to the cashless exercise of stock options by officers and directors and the buyback of vested restricted performance shares from officers for tax withholding purposes.

(Continued)

32.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 15 - FAIR VALUES

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Securities Available for Sale: The fair value of securities are determined by quoted market prices, if available (Level 1 inputs). For securities where quoted prices are not available, fair values are determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

Impaired Loans:  At the time a loan is considered impaired, it is valued at the lower of cost or fair value. Impaired loans carried at fair value generally receive specific allocations of the allowance for loan losses. For collateral dependent loans, fair value is commonly based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Derivative:  The fair value of the interest rate swap is based on valuation model using observable market data as of the measurement date (Level 2).

Assets and (Liabilities) Measured on a Recurring Basis:  Assets and (liabilities) measured at fair value at year end on a recurring basis are summarized below:

	Level 1		Level 2
	2017	2016	2017	2016
Securities:
U.S. Treasury	$26,800	$31,920	$-	$-
U.S. government-sponsored entities	-	-	84,138	74,611
States and political subdivisions	-	-	28,488	34,282

Derivatives:
Interest rate swap	$-	$-	$18	$(20)
Mirror interest rate swap	-	-	(18)	20

There were no transfers between Level 1 and Level 2 during 2017 or 2016.

(Continued)

33.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 15 - FAIR VALUES (Continued)

Assets Measured on a Non-Recurring Basis:  Assets measured at fair value at year end on a non-recurring basis are summarized below:

	Level 3
	2017	2016
Impaired loans:
Commercial business	$271	$1,868
Commercial real estate	159	341
Home equity - first liens	-	152
Home equity - second liens	-	287
Installment and other	13	100

For impaired loans carried at fair value, the following represents impaired loan balances and valuation allowances on those impaired loans at year-end and the provision recorded on the loans during the years then ended:

	2017	2016
Impaired loans with allowance for loan losses allocated	$742	$3,878
Valuation allowance on impaired loans	(299)	(1,130)
Net carrying balance of impaired loans	$443	$2,748
Additional provision recognized during the year	$-	$116

Quantitative information about level 3 fair value measurements for financial instruments measured at fair value non-recurring basis at year-end 2017 was as follows:

				Range
		Valuation		(Weighted
	Fair value	Technique(s)	Unobservable Input(s)	Average)
Impaired loans:		Sales comparison	Adjustment for differences
		approach	between comparable sales
Commercial business	$271			10%-40% (25%)
Commercial real estate	159			0-25% (11%)
Home equity - first liens	-			0-25% (11%)
Home equity - second liens	-			0-25% (11%)
Installment and other	13			0-20% (7%)

Quantitative information about level 3 fair value measurements for financial instruments measured at fair value non-recurring basis at year-end 2016 was as follows:

				Range
		Valuation		(Weighted
	Fair value	Technique(s)	Unobservable Input(s)	Average)
Impaired loans:		Sales comparison	Adjustment for differences
		approach	between comparable sales
Commercial business	$1,868			10%-40% (25%)
Commercial real estate	341			0-25% (11%)
Home equity - first liens	152			0-25% (11%)
Home equity - second liens	287			0-25% (11%)
Installment and other	100			0-20% (7%)

(Continued)

34.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 15 - FAIR VALUES (Continued)

Fair Value of Financial Instruments:  At year-end 2017 and 2016, the carrying amount and estimated fair value of the financial instruments not previously presented are as follows:

		Fair Value Measurements at December 31, 2017
	Carrying Amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and due from banks	$80,113	$80,113	-	-	$80,113
Other investments	3,345	N/A	N/A	N/A	N/A
Loans, net (less impaired loans at fair value)	902,926	-	-	903,386	903,386

Accrued interest receivable	3,163	-	-	3,163	3,163
Financial liabilities:
Deposits	$1,038,381	-	$1,037,007	-	$1,037,007
Subordinated debentures	10,000	-	9,600	-	9,600
Accrued interest payable	662	-	662	-	662

		Fair Value Measurements at December 31, 2016
	Carrying Amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and due from banks	$83,863	$83,863	-	-	$83,863
Other investments	3,304	N/A	N/A	N/A	N/A
Loans, net (less impaired loans at fair value)	817,387	-	-	817,861	817,861
Accrued interest receivable	2,570	-	-	2,570	2,570

Financial liabilities:
Deposits	$963,736	-	$964,059	-	$964,059
Subordinated debentures	10,000	-	8,200	-	8,200
Accrued interest payable	656	-	656	-	656

The following assumptions were used. The estimated fair values for cash and cash equivalents; accrued interest receivable; demand, NOW, money market, and savings deposits; variable rate loans; and accrued interest payable are considered to approximate their carrying values. The estimated fair value for loans is based on estimates of the rate the Company would charge for similar loans applied for the time period until estimated payment and considering recent third party loan portfolio sales. The fair value estimate of loans does not represent an exit price. The estimated fair value of certificates of deposit is based on estimates of the rate the Company pays on such deposits, applied for the time period until maturity. Fair value of subordinated debentures is based on current rates for similar financing arrangements and with consideration to change in interest rate structure from a fixed rate to a variable rate in March 2010. It was not practicable to determine the fair value of FHLB or FRB stock due to restrictions placed on its transferability. Loan commitments are not included in the table above as their estimated fair value is immaterial.

Other assets and liabilities of the Company that are not defined as financial instruments, such as property and equipment, are not included in the above disclosures.

(Continued)

35.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

Note 16 – PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

The following are the condensed balance sheets and statements of income and cash flows for First Evanston Bancorp, Inc. as of and for the year ended December 31, 2017 and 2016.

CONDENSED BALANCE SHEETS

December 31, 2017 and 2016

(Dollars in thousands)

	2017	2016
ASSETS
Cash and due from banks	$3,382	$5,704
Investment in Bank Subsidiary	96,634	88,436
Premises and equipment, net	6,490	6,607
Accrued interest and other assets	-	22

Total Assets	$106,506	$100,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures	$10,000	$10,000
Accrued interest and other liabilities	466	443
Total Liabilities	10,466	10,433

Stockholders’ equity	96,040	90,326

Total Liabilities and stockholders’ equity	$106,506	$100,769

(Continued)

36.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

Note 16 – PARENT COMPANY CONDENSED FINANCIAL STATEMENTS (Continued)

CONDENSED STATEMENTS OF INCOME

December 31, 2017 and 2016

(Dollars in thousands)

	2017	2016
Income
Rental income	$916	$916

Expenses
Interest Expense	301	250
Other	649	610
	950	860
Income (loss) before income tax and undistributed subsidiary income	(34)	56

Income tax expense (benefit)	(13)	22

Income (loss) before undistributed subsidiary income	(21)	34

Equity in earnings of bank subsidiary	7,876	6,243

Net Income	$7,855	$6,277

(Continued)

37.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

Note 16 – PARENT COMPANY CONDENSED FINANCIAL STATEMENTS (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

December 31, 2017 and 2016

(Dollars in thousands)

	2017	2016
Cash flows from operating activities
Net income	$7,855	$6,277
Adjustments to reconcile net income to net cash from operating activities
Depreciation	174	174
Equity in earnings of bank subsidiary	(7,876)	(6,243)
Change in accrued interest and other assets	22	(22)
Change in accrued interest and other liabilities	23	(77)
Net cash from operating activities	198	109

Cash flows from investing activities
Payments for investments in bank subsidiary	(799)	(503)
Premises and equipment expenditures	(57)	-
Net cash used in investing activities	(856)	(503)

Cash flows from financing activities
Proceeds from issuance of common stock from
exercise of options, including tax benefit	10,557	3,512
Purchase of treasury stock	(12,221)	(1,920)
Net cash from financing activities	(1,664)	1,592

Net change in cash and cash equivalents	(2,322)	1,198

Cash and cash equivalents at beginning of year	5,704	4,506

Cash and cash equivalents at end of year	$3,382	$5,704

(Continued)

38.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 17 – UNAUDITED QUARTERLY RESULTS OF OPERATIONS

	2017 Quarters Ended
	March 31	June 30	September 30	December 31
Interest income	$9,562	$9,857	$10,503	$10,716
Interest expense	811	954	1,192	1,307
Net interest income	8,751	8,903	9,311	9,409
Provision for loan losses	300	300	150	150
Net interest income after provision for loan losses	8,451	8,603	9,161	9,259
Non-interest income	1,347	1,416	1,419	1,399
Non-interest expense	6,796	6,830	7,135	9,995	[1]
Income before income taxes	3,002	3,189	3,445	663
Income tax expense (benefit)	1,128	1,226	1,366	(1,276)	[2]
Net income	$1,874	$1,963	$2,079	$1,939
Earnings per share:
Basic	$1.11	$1.18	$1.24	$1.16
Diluted	$1.10	$1.15	$1.22	$1.12

	2016 Quarters Ended
	March 31	June 30	September 30	December 31
Interest income	$8,189	$8,259	$8,691	$8,938
Interest expense	685	730	802	841
Net interest income	7,504	7,529	7,889	8,097
Provision for loan losses	225	225	225	225
Net interest income after provision for loan losses	7,279	7,304	7,664	7,872
Non-interest income	1,254	1,338	1,266	1,384
Non-interest expense	5,968	6,047	6,242	7,040
Income before income taxes	2,565	2,595	2,688	2,216
Income tax expense	962	972	1,011	842
Net income	$1,603	$1,623	$1,677	$1,374
Earnings per share:
Basic	$0.97	$0.99	$1.01	$0.84
Diluted	$0.96	$0.97	$1.01	$0.81

1 Includes the accelerated vesting of restricted performance shares and the accelerated vesting of certain stock options under the merger agreement.

2 Income tax benefit recognized due to $2.5 million in tax benefits related to the vesting of restricted performance shares and the exercise of stock options, offset by $1.5 million from the re-measurement of net deferred tax assets resulting from the change in the federal tax rate.

(Continued)

39.

FIRST EVANSTON BANCORP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

(Table dollars in thousands, except per share data)

NOTE 18 – DEFINITIVE AGREEMENT

On November 27, 2017 the Company executed a definitive agreement with Byline Bancorp, Inc. (“Byline”).  Byline will pay an aggregate of $27 million in cash and issue 3.994 shares of Byline common stock for each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the merger.  The transaction is expected to close in the first half of 2018, subject to regulatory approvals, the approval of the Company’s and Byline’s shareholders and the satisfaction of customary closing conditions.

Under the merger agreement, the Company has agreed to certain operating limitations on its activities and the activities of its subsidiaries until the merger is completed or the merger agreement is terminated.  In general, the Company is required to conduct business in the ordinary and usual course of business consistent with past practices.  In certain instances, the Company may be required to obtain Byline’s prior written consent as specified in the merger agreement.

Under certain circumstances, the Company may be required to pay Byline a fee with respect to termination of the merger agreement in the amount of $6.35 million, plus all reasonable out-of-pocket expenses incurred by Byline up to $1.5 million.  The Company may be required to reimburse Byline for its reasonable out-of-pocket expenses up to $1.5 million in the event that Byline terminates the merger agreement because the Company breaches its obligation to meet the minimum tangible common equity threshold as defined and specified in the merger agreement.

The Company is responsible for the payment of legal, professional and investment banking fees incurred on its behalf related to the merger.  In 2017, the Company incurred $162,000 in merger related expenses.

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